April 21, 2009
Jerry L. Calvert
President & CEO
First National Bancshares, Inc.
215 N. Pine Street
P.O. Box 3508
Spartanburg, SC  29304

Dear Mr. Calvert:

As of December 31, 2008, First National Bancshares, Inc. is not in compliance with Section 4., Negative Covenants c, e, f and g of the Loan Agreement dated December 28, 2007.  As a result, an event of default has occurred under Section 8 (ii) of the same Loan Agreement.  As such, Nexity Bank has the right to seek remedies granted in the loan documents including the right to “sell, assign and deliver or collect the whole or any part of the Collateral” (Pledge Agreement – 5. Default and 11. Power of Sale).  The collateral includes 1,100,000 shares of common stock of First National Bank of the South; stock certificate number 001 together with any and all stock rights, rights paid in stock, new securities or other properties to which the Pledgor is or may hereafter become entitled to receive on account of shares.

Nexity Bank is requesting the borrower to provide any information and access to information (to be determined) sufficient to allow Nexity Bank and/or its designated parties to complete an immediate and thorough due diligence.  While Section 4 (a) of the Loan Agreement requires that the borrower provide this information, Nexity Bank would require that this information be provided when requested and not within the minimum time frames stipulated in this covenant.  If the borrower would agree to provide this information under these terms, Nexity Bank would agree to waive only its ability to seize the collateral under the Pledge Agreement; Section 11. until June 30, 2009.  All other terms and conditions of the loan documents including other rights, powers, provisions and remedies granted to the lender shall continue to exist and may be exercised by Nexity Bank at any time. Please sign the attached signature page acknowledging your acceptance of these terms.

Sincerely,

Greg Lee
Chairman

Signature Page First National Bancshares Loan

Nexity Bank	First National Bancshares, Inc

/s/ Greg Lee		/s/ Jerry L. Calvert
By:	Greg Lee	Accepted by:	Jerry L. Calvert
	Chairman and CEO		President and CEO

April 21, 2009		April 30, 2009
Date		Date